UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2021

UWM HOLDINGS CORPORATION
(Exact name of registrant as specified in its Charter)
 _______________________

Delaware	001-39189	84-2124167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

585 South Boulevard E.
Pontiac,	Michigan	48341
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 981-8898

(Former name or former address, if changed since last report): Not Applicable
 _______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UWMC	New York Stock Exchange
Warrants, each warrant exercisable for one share of Class A Common Stock	UWMCWS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
      ☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 4.02    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

As previously reported, on January 21, 2021, Gores Holdings IV, Inc. (“Gores IV” and after the Business Combination described herein, the “Company”), consummated the business combination (the “Business Combination”) in which United Wholesale Mortgage, LLC became an indirect subsidiary of Gores IV and in which Gores IV changed its name to UWM Holdings Corporation.
On April 12, 2021, the U.S. Securities and Exchange Commission (the “SEC”) issued a statement (the “Statement”) on the accounting and reporting considerations for warrants issued by special purpose acquisition companies (“SPACs”). The Statement referenced the guidance included in U.S. Generally Accepted Accounting Principles that entities must consider in determining whether to classify contracts that may be settled in its own stock, such as warrants, as equity or as an asset or liability. The Statement discussed “certain features of warrants issued in SPAC transactions” that “may be common across many entities.” The Statement indicated that when one or more of such features is included in a warrant, the warrant “should be classified as a liability measured at fair value, with changes in fair value each period reported in earnings.”

In connection with the preparation of the Company’s financial statements for the quarterly period ended March 31, 2021 (the “Q1 2021 Financial Statements”), the Company determined that, considering the guidance in the SEC Statement, the Company’s private placement warrants and public warrants (collectively, the “Warrants”) originally issued in connection with Gores IV’s initial public offering in January 2020 should be classified as a liability and marked to fair value each reporting period, rather than equity as originally classified. As of December 31, 2020, there were 10,625,000 public warrants outstanding and 5,250,000 private placement warrants outstanding. For a full description of the Warrants, please refer to the Description of Securities included in Exhibit 4.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 22, 2021 (the “2020 Form 10-K”). Also in connection with the preparation of the Q1 2021 Financial Statements, the Company determined that the accounting for the Company’s redeemable common stock issued in connection with Gores IV’s initial public offering in January 2020 did not appropriately consider the guidance in U.S. Generally Accepted Accounting Principles which precludes reducing the redeemable common stock balance below its carrying value upon initial recognition, and requires redeemable common stock to be subsequently measured at its maximum redemption value when it is probable that the redeemable common stock will become redeemable. In connection with the consummation of the Business Combination, Gores IV redeemed 20,795 shares for $208,113, and the common stock is no longer redeemable. These errors had no impact on the amount held by Gores IV for redemption in the Trust Account.
On May 12, 2021, the Company’s Audit Committee, in response to the Statement and after discussion with the Company’s legal advisors, determined that, consistent with the Company’s determination in connection with the preparation of the Q1 2021 Financial Statements, the Warrants were incorrectly classified as equity and the redeemable common stock was incorrectly measured in the previously issued financial statements of Gores IV as of December 31, 2020 and for the year ended December 31, 2020 (the “Gores IV 2020 Financial Statements”) included in the Company’s 2020 Form 10-K and Registration Statement on Form S-1 (Registration No. 333-252422) should no longer be relied upon.
Accordingly, investors and others should not rely on the Company’s previously released financial statements and other financial information and disclosures relating to the Gores IV 2020 Financial Statements. Similarly, any previously furnished or filed reports, press releases, earnings releases, investor presentations or other communications describing the Gores IV 2020 Financial Statements should no longer be relied upon.

The Company’s Audit Committee or an authorized officer has discussed the matters disclosed in this Item 4.02(a) filed on Form 8-K with the Company’s independent registered public accounting firm.

The historical audited financial statements of United Wholesale Mortgage, LLC included as Exhibit 99.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on March 22, 2021, which replace the Gores IV 2020 Financial Statements (as predecessor of the Company) in future Company filings, are not affected by the SEC Statement or the accounting for redeemable common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UWM HOLDINGS CORPORATION

By:	/s/ Timothy Forrester
Name:	Timothy Forrester
Title:	Executive Vice President, Chief Financial Officer

Date: May 13, 2021